EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 8, 2011 in the Amendment No. 1 to the Registration Statement
(File No. 333-170060) and related Prospectus of Guggenheim Defined Portfolios, Series 747.

                                                          GRANT THORNTON LLP


Chicago, Illinois
March 8, 2011